UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 3, 2003


                             AEGIS ASSESSMENTS, INC.
                             -----------------------
        (Exact name of small business issuer as specified in its charter)

Commission file number

Delaware                                                            72-1525702
--------                                                            ----------
(State or other jurisdiction               (I.R.S. Employer Identification No.)
of incorporation or organization)


             4100 Newport Place, Suite 660, Newport Beach, CA 92660
             ------------------------------------------------------
                    (Address of principal executive offices)

                                  877.718.7599
                                  ------------
                           (Issuer's telephone number)

ITEM  4.     CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT
----------------------------------------------------------

On June 3, 2003, Aegis Assessments, Inc., a Delaware corporation (the "Registrant") determined to dismiss its independent auditors, Stonefield Josephson, Inc., and to engage the services of Kelly & Company as its new independent auditors. The change in auditors will become effective immediately.

During the most recent fiscal year ending July 31, 2002, and the subsequent interim period through January 1, 2003, there were no disagreements between the Registrant and Stonefield Josephson, Inc. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedure, which disagreements, if not resolved to Stonefield Josephson, Inc.'s satisfaction, would have caused Stonefield Josephson, Inc. to make reference to the subject matter of the disagreement in connection with its reports.

The decision to change accountants was approved by a quorum of the board of directors of the Registrant upon the recommendation of its officers. None of the reportable events, items, or circumstances listed in Item 304(a)(2) of Regulation S-B occurred during the most recent fiscal year ending July 31, 2002, or during the subsequent interim period through January 1, 2003.

Pursuant to Item 304(a)(3) of Regulation S-B, the Registrant has requested Stonefield Josephson, Inc. to review the disclosure in this Item 4 and has requested from Stonefield Josephson, Inc. a letter addressed to the Commission stating whether it agrees with the statements by the Registrant made in this
Item 4 and whether Stonefield Josephson, Inc. has any new information or clarification of the statements made by the Registrant under this Item 4. A copy of such letter shall be filed as an exhibit to an amendment to this Form 8-K

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 7, 2003

Aegis Assessments, Inc.


/s/ Richard Reincke
------------------------
Richard Reincke
Secretary and Chief Operating Officer